[Emens, Kegler, Brown, Hill & Ritter Letterhead]

                                February 10, 1997

Synetic, Inc.
669 River Drive
Elmwood Park, NJ 07407-1361

Ladies and Gentlemen:

               We hereby consent to the incorporation by reference into the Synetic, Inc. Registration Statements on Form S-8 filed with the Securities and Exchange Commission, of the Synetic's Annual Report on Form 10-K for the fiscal year ended June 30, 1996. We also consent to all reference to our firm included in such Registration Statement.

Columbus, Ohio                         Very truly yours,
February 10, 1997

                                       EMENS, KEGLER, BROWN, HILL
                                          & RITTER CO., L.P.A.

                                       By: /s/Jack A. Bjerke
                                       ----------------------------------
                                              Jack A. Bjerke, Vice President